Exhibit 2











                            STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN


                         HONEYWELL-MEASUREX CORPORATION
                                 (the "Seller")


                                       AND

                           METRIKA SYSTEMS CORPORATION
                                  (the "Buyer")





                                   May 6, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - PURCHASE AND SALE OF THE COMPANY SHARES...............1
      1.1  Purchase and Sale......................................1
      1.2  Purchase Price.........................................1
      1.3  The Closing............................................2
      1.4  Post-Closing Adjustments...............................2
      1.5  Further Assurances.....................................5
      1.6  Transaction Taxes......................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SELLER.........5
      2.1  Organization, Qualification and Corporate Power........5
      2.2  Capitalization and Ownership...........................6
      2.3  Authority..............................................7
      2.4  Noncontravention.......................................7
      2.5  Subsidiaries...........................................8
      2.6  Financial Statements...................................8
      2.7  Undisclosed Liabilities................................9
      2.8  Tax Matters...........................................10
      2.9  Tangible Personal Property............................12
      2.10 Real Property Leases..................................13
      2.11 Intellectual Property.................................14
      2.12 Contracts.............................................16
      2.13 Litigation............................................18
      2.14 Employees.............................................18
      2.15 Labor Matters.........................................19
      2.16 Employee Benefits.....................................19
      2.17 Environmental Matters.................................21
      2.18 Legal Compliance......................................23
      2.19 Permits...............................................23
      2.20 Insurance.............................................24
      2.21 Brokers' Fees.........................................24
      2.22 Product Warranty......................................24
      2.23 Powers of Attorney....................................24
      2.24 Absence of Certain Changes............................24
      2.25 Assets of the Business................................26
      2.26 Inventory.............................................26
      2.27 Accounts Receivable; Retentions.......................26
      2.28 Customers.............................................27
      2.29 Suppliers.............................................27
      2.30 Banking Facilities....................................27
      2.31 Disclosure............................................27

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER........28
      3.1  Organization..........................................28
      3.2  Authorization of Transaction..........................28
      3.3  Noncontravention......................................28
      3.4  Broker's Fees.........................................29
      3.5  Litigation............................................29
      3.6  Investment Intent.....................................29
      3.7  Disclosure............................................29

ARTICLE IV - PRE-CLOSING COVENANTS...............................29
      4.1  Best Efforts..........................................29
      4.2  Notices and Consents..................................29
      4.3  Hart-Scott-Rodino Act; Other Filings..................29
      4.4  Operation of Business.................................30
      4.5  Delivery of Interim Financial Statements..............32
      4.6  Disposition of DMC (UK) Ltd...........................32
      4.7  Full Access...........................................32
      4.8  Notice of Breaches; Updates...........................33
      4.9  Exclusivity...........................................33
      4.10 Financial Statements..................................34
      4.11 Retention of Employees................................34

ARTICLE V - CONDITIONS PRECEDENT TO CLOSING......................35
      5.1  Conditions to Obligations of the Buyer................35
      5.2  Conditions to Obligations of the Seller...............37

ARTICLE VI - INDEMNIFICATION.....................................38
      6.1  Indemnification by the Seller.........................38
      6.2  Indemnification by the Buyer..........................40
      6.3  Claims for Indemnification............................40
      6.4  Defense by the Indemnifying Party.....................41
      6.5  Survival..............................................42
      6.6  Treatment of Indemnification Payments.................43
      6.7  Limitations...........................................43
      6.8  Remedies Exclusive....................................43

ARTICLE VII - TERMINATION........................................43
      7.1  Termination of Agreement..............................43
      7.2  Effect of Termination.................................44

ARTICLE VIII - TAX MATTERS.......................................44
      8.1  Preparation and Filing of Tax Returns.................44
      8.2  Tax Indemnification by the Seller.....................45
      8.3  Tax Indemnification by the Buyer......................45
      8.4  Allocation of Certain Taxes...........................46
      8.5  Cooperation on Tax Matters............................46
      8.6  Termination of Tax-Sharing Agreements.................48
      8.7  Certain Tax Elections.................................48

ARTICLE IX - POST-CLOSING COVENANTS..............................48
      9.1  Proprietary Information...............................48
      9.2  Solicitation and Hiring...............................49
      9.3  Non-Competition; Referral of Customers................49
      9.4  Access to Information; Record Retention; Cooperation..51
      9.5  Cooperation in Litigation.............................52
      9.6  Post-Closing Warranty Claims and Installation Costs...52
      9.7  Welfare Benefit Plans.................................53
      9.8  WARN Act..............................................53
      9.9  Accounts Receivable...................................53

ARTICLE X - MISCELLANEOUS........................................55
      10.1 Press Releases and Announcements......................55
      10.2 No Third Party Beneficiaries..........................55
      10.3 Action to be Taken by Affiliates......................55
      10.4 Entire Agreement......................................55
      10.5 Succession and Assignment.............................55
      10.6 Counterparts..........................................56
      10.7 Headings..............................................56
      10.8 Notices...............................................56
      10.9 Governing Law.........................................57
      10.10Amendments and Waivers................................57
      10.11Severability..........................................57
      10.12Expenses..............................................58
      10.13Specific Performance..................................58
      10.14Dispute Resolution....................................58
      10.15Construction..........................................59
      10.16Incorporation of Exhibits, Schedules and Attachments..59
      10.17Facsimile Signature...................................60

Exhibit A-1 - Unaudited Financial Statements Exhibit A-2 - Audited Financial Statements Exhibit B - License Agreement Exhibit C - Opinion of Counsel to the Seller Exhibit D - Transition Services Agreement Exhibit E - Supply Agreement Exhibit F - Opinion of Counsel to the Buyer Exhibit G - Warranty and Installation Reimbursement Obligations

Disclosure Schedule

                             TABLE OF DEFINED TERMS

Defined Term                              Section

Adjusted Purchase Price                        1.4(b)
Affiliated Group                               2.8(a)
Affiliated Period                              2.8(a)
Affiliates                                     1.4(a)(iii)
Agreement                                      Preliminary Statement
Ancillary Agreements                           2.3
Audited 1997 Financial Statements              2.6
Audited 1997 Balance Sheet                     2.6
Basket                                         6.7
Business                                       Introduction
Buyer                                          Preliminary Statement
CERCLA                                         2.17(g)
Closing                                        1.1
Closing Adjusted Shareholder's Equity          1.4(a)(i)
Closing Balance Sheet                          1.4(a)(i)
Closing Date                                   1.3(a)
COBRA                                          9.7
Code                                           2.8(e)
Collection Period                              9.9(d)
Combined 1997 Operating Statements             4.8(a)
Company                                        Introduction
Company Plans                                  2.16(a)
Company Shares                                 Introduction
Competitive Business                           9.3(b)(ii)
Damages                                        6.1
Dispute Notice                                 1.4(a)(ii)
Disclosure Schedule                            Article II
Employee Benefit Plan                          2.16(a)
Environmental Law                              2.17(g)
ERISA                                          2.16(a)
ERISA Affiliate                                2.16(a)
Exchange Act                                   4.7
Final Closing Adjusted Shareholder's Equity    1.4(a)(ii)
Final Closing Balance Sheet                    1.4(a)(ii)
Financial Statements                           2.6
Foreign Plan                                   2.16(e)
Foreign Welfare Plan                           2.16(e)
Governmental Entity                            2.4
Hart-Scott-Rodino Act                          2.4
Indemnified Party                              6.3

Indemnifying Party                             6.3
Information                                    9.4(a)
Intellectual Property                          2.11(f)
Interim Financial Statements                   4.5
Knowledge of the Business                      Article II
KPMG                                           1.4(a)(iii)
License Agreement                              5.1(j)
Material Contracts                             2.12(b)
Materials of Environmental Concern             2.17(h)
Millennium Compliant                           2.11(e)
MIPS Systems                                   4.4(n)
Neutral Accountants                            1.4(a)(iii)
Ordinary Course of Business                    2.7
Parties                                        Preliminary Statement
Permit                                         2.19
Pre-Closing Periods                            8.2(a)(i)
Post-Closing Periods                           8.3(a)(i)
Proprietary Information                        9.1
Purchase Price                                 1.2
Restricted Employee                            9.2
Retained Assets                                1.4(a)(i)
Retained Liabilities                           1.4(a)(i)
RCRA                                           2.17(g)
Securities Act                                 4.7
Security Interest                              2.2(a)
Seller                                         Preliminary Statement
Subsidiary                                     Introduction
Supply Agreement                               5.1(l)
Tax Returns                                    2.8(a)
Taxes                                          2.8(a)
Transfer Taxes                                 1.6
Transition Services Agreement                  5.1(k)
Unaudited Financial Statements                 2.6
Unaudited 1997 Balance Sheet                   2.6
Unaudited 1997 Operating Statements            4.8(a)
U.S. GAAP                                      1.4(a)(i)
WARN Act                                       9.8

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of May 6, 1998 by and between Honeywell-Measurex Corporation, a Delaware corporation (the "Seller"), and Metrika Systems Corporation, a Delaware corporation (the "Buyer"). The Seller and the Buyer are referred to collectively herein as the "Parties."

                                  INTRODUCTION

      1. Honeywell-Measurex Data Measurement Corporation, a Delaware corporation (the "Company"), and its wholly owned subsidiary, DMC Mess & Regeltechnik GmbH, a corporation organized under the laws of the Federal Republic of Germany (the "Subsidiary"), are engaged in the business of manufacturing computerized non-contact thickness and gauging measurement systems for use in the metals industry (the "Business").

      2. The Seller owns all of the outstanding shares of the capital stock of the Company (the "Company Shares").

      3. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Company Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

               PURCHASE AND SALE OF THE COMPANY SHARES

1.1 . Upon and subject to the terms and conditions of this Agreement, at the closing of the purchase and sale of the Company Shares contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of the Company Shares.

1.2 . Subject to Section 1.4, the purchase price to be paid by the Buyer for all of the Company Shares shall be $29,000,000 (the "Purchase Price") and shall be paid to the Seller at the Closing.

1.3   The Closing

            (a) Time and Location. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time, on June 22, 1998 or, if all conditions to the obligations of the Parties have not been satisfied or waived by such date (other than the delivery of officer's certificates and opinions referred to in Sections
5.1 and 5.2), then on such mutually agreeable date as soon as practicable after the satisfaction or waiver of all such conditions, but in no event more than five business days after the satisfaction or waiver of such conditions (the "Closing Date").

            (b)       Actions at the Closing.

                   At the Closing:

                (i) the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents referred to in Section 5.1;

                (ii) the Buyer shall deliver (or cause to be delivered) to the Seller the various certificates, instruments and documents referred to in
Section 5.2;

                (iii) the Seller shall deliver to the Buyer one or more certificates evidencing all of the Company Shares, duly endorsed in blank or with stock powers duly executed by the Seller;

                (iv) the Seller shall (or shall cause the Company to) deliver to the Buyer the minute books, stock books, ledgers and registers, corporate seals and other similar corporate records of the Company and the Subsidiary; and

                (v) the Buyer shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds into an account or accounts designated by the Seller.

      1.4  Post-Closing Adjustments

            (a) Adjusted Stockholders Equity Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as follows:

                (i) Within 45 days after the Closing Date, the Seller shall prepare and deliver to the Buyer a consolidated balance sheet of the Company and the Subsidiary as of the Closing Date (the "Closing Balance Sheet"). Except as set forth in this Section 1.4(a), the Seller shall prepare the Closing Balance Sheet in accordance with United States generally accepted accounting principles consistently applied ("U.S. GAAP"). The Closing Balance Sheet shall exclude the software and other assets set forth on Schedule 1.4 hereto (the "Retained Assets"), all goodwill and any intellectual property. The Closing Balance Sheet shall include a reserve for parts warranty claims established in accordance with the Company's past practices, but will not include a reserve for other warranty and installation claims. An appropriate adjustment shall be made to the Closing Balance Sheet to reverse any impact of using the percentage of completion method of revenue recognition instead of the completed contract method of revenue recognition. An appropriate adjustment shall be made to the Closing Balance Sheet to reverse any impact of revaluing assets due to purchase accounting adjustments related to the Seller's acquisition of the Company and Honeywell, Inc.'s acquisition of the Seller. All scrap, obsolete and excess inventory (which for the purposes of this Section 1.4 shall mean inventory not reasonably expected to be saleable in the Ordinary Course of Business within an appropriate time period established in a manner consistent with U.S. GAAP and with the Company's past inventory valuation practice to the extent such past inventory valuation practice is consistent with both U.S. GAAP and the methodology for inventory valuation used in the Audited 1997 Balance Sheet (as defined below)) and items of below-standard quality shall be written-off or written-down to net realizable value. All inventory not written-off shall be valued at the lower of cost or market on a weighted average basis. The Closing Balance Sheet shall exclude any deferred tax asset to the extent such deferred tax asset exceeds $1,000,000. The consolidated shareholder's equity of the Company and the Subsidiary as reflected on the Closing Balance Sheet (i.e., the excess of consolidated total assets over consolidated total liabilities, in each case as determined on the basis set forth in this Section 1.4(a)(i)) is referred to herein as the "Closing Adjusted Shareholder's Equity."

                (ii) If the Buyer disputes the Closing Adjusted Shareholder's Equity as shown on the Closing Balance Sheet prepared by the Seller, the Buyer shall deliver to the Seller within 30 days after receiving the Closing Balance Sheet a statement (the "Dispute Notice") setting forth what the Buyer believes is the correct Closing Adjusted Shareholder's Equity and describing the basis for the determination of such different Closing Adjusted Shareholder's Equity. The Parties shall use reasonable efforts to resolve such differences regarding the determination of the Closing Adjusted Shareholder's Equity. If the Parties resolve such differences, the Closing Adjusted Shareholder's Equity agreed to by the Parties shall be deemed to be the "Final Closing Adjusted Shareholder's Equity" and the Closing Balance Sheet agreed to by the Parties shall be deemed to be the "Final Closing Balance Sheet."

                (iii) If the Parties do not reach a final resolution within 90 days after the Closing Date, KPMG Peat Marwick LLP ("KPMG") (or if such firm is unable or unwilling to do so, another independent firm of nationally recognized public accountants that does not provide to the Seller, the Buyer or any of their respective affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 ("Affiliates"), a material amount of services) (the "Neutral Accountants") shall resolve such differences. If the Parties are unable to agree on the choice of Neutral Accountants, they shall select by lot as Neutral Accountants a "Big Five" accounting firm other than Arthur Andersen LLP and Deloitte & Touche LLP. The Buyer and the Seller shall jointly instruct the Neutral Accountants to resolve such differences and deliver the Final Closing Balance Sheet within 30 days after the date of their appointment. The Closing Adjusted Shareholder's Equity determined by the Neutral Accountants shall be deemed to be the Final Closing Adjusted Shareholder's Equity and the Closing Balance Sheet, as adjusted to reflect such determination, shall be deemed to be the Final Closing Balance Sheet. The determination by the Neutral Accountants shall be conclusive and binding upon the Parties, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants (x) to determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between the Parties regarding the determination of the Final Closing Adjusted Shareholder's Equity, (y) to resolve any such differences by making an adjustment to the Final Closing Balance Sheet that is outside of the range defined by amounts as finally proposed by the Parties or (z) to prepare the Final Closing Balance Sheet on any basis other than that described in Section 1.4(a)(i).

                (iv) The Seller, on the one hand, and the Buyer, on the other hand, shall share equally the fees and expenses of the Neutral Accountants.

                (v) Failure of the Buyer to deliver a Dispute Notice within 30 days after receiving the Closing Balance Sheet shall constitute acceptance of the Closing Adjusted Shareholder's Equity set forth on the Closing Balance Sheet, whereupon such Closing Adjusted Shareholder's Equity shall be deemed to be the Final Closing Adjusted Shareholder's Equity and the Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet.

                (vi) If the Final Closing Adjusted Shareholder's Equity is less than $17,200,000, then the Seller shall pay to the Buyer an amount equal to the difference between $17,200,000 and the Final Closing Adjusted Shareholder's Equity. If the Final Closing Adjusted Shareholder's Equity is more than $17,200,000 then the Buyer shall pay to the Seller an amount equal to the difference between the Final Closing Adjusted Shareholder's Equity and $17,200,000. Any payment shall be made by wire transfer or other delivery of immediately available funds, within five business days after the date on which the Final Closing Adjusted Shareholder's Equity is determined pursuant to this
Section 1.4(a) to an account or accounts designated by the receiving Party within two business days after such determination date.

            (b) Adjusted Purchase Price. For purposes of this Agreement, "Adjusted Purchase Price" means the Purchase Price plus, if applicable, the amount of the payment required to be made by the Buyer to the Seller pursuant to the second sentence of Section 1.4(a)(vi) or minus, if applicable, the amount of the payment required to be made by the Seller to the Buyer pursuant to the first sentence of Section 1.4(a)(vi).

      1.5 Further Assurances. At the Closing and at any time and from time to time thereafter, at the request of the Buyer and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance and assignment and take all such other action as the Buyer may reasonably determine is necessary to more effectively transfer, convey and assign to the Buyer, and to evidence and confirm the Buyer's rights to, title in and ownership of, the Company Shares, to place the Buyer (through its ownership of the Company Shares) in actual possession and operating control of the assets, properties and business of the Business, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

      1.6 Transaction Taxes. Any and all federal, state, county, local or foreign sales, use, value added, excise, stamp, transfer, registration and other Taxes not in the nature of income taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, registration, recording or similar fees and charges imposed in connection with the consummation of the transactions contemplated by this Agreement (collectively, "Transfer Taxes") shall be borne equally by the Buyer, on the one hand, and the Seller, on the other hand.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer that the statements contained in this Article II, as qualified by the disclosure schedule attached hereto (the "Disclosure Schedule"), are true and correct. The Disclosure Schedule shall be arranged in Sections corresponding to the numbered and lettered Sections contained in this Article II, and the disclosures in any Section of the Disclosure Schedule shall qualify only the corresponding Section in this Article II to the extent specified in such Section of this Article II. For purposes of this Agreement, the "Knowledge of the Business" shall mean the knowledge of the following persons Gregory Ayres, William Donehower, Michael Cook, Matthew Mayfield, Roland Gouel, Thomas Armfield, Peter Krings, Brian Monti, Jeffrey Mitchell, Jerry McCann, Alec Stebens, Gayle Pincus, Dick Maddux, John Wilcox, Chuck Geadelman, Kathy Mattson, Robert Direks, and James Zrust.

      2.1  Organization, Qualification and Corporate Power

            (a) The Seller. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

            (b) The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. The Company has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

            (c) The Subsidiary. The Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany. The Subsidiary is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. The Subsidiary has all requisite corporate power and capacity to carry on its business in which it is now engaged and to own and use the properties now owned and used by it.

      2.2  Capitalization and Ownership

            (a) The Company. The authorized capital stock of the Company consists of (i) 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act") of any Company Shares. All of the issued and outstanding Company Shares are owned of record and beneficially by the Seller and, immediately prior to the Closing, the Seller will have good title to the Company Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than applicable federal and state securities law restrictions. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

            (b) The Subsidiary. The authorized capital stock of the Subsidiary consists of (i) 1,000 common shares, $1.00 nominal value per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding capital stock of the Subsidiary is validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Subsidiary is a party or which are binding upon the Subsidiary providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Subsidiary. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of the Subsidiary. All of the issued and outstanding shares of capital stock of the Subsidiary are owned of record and beneficially by the Company, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law).

      2.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the agreements and instruments attached as exhibits to this Agreement or contemplated to be entered into in connection herewith (the "Ancillary Agreements") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements upon its execution and delivery by the Seller will constitute, the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity.

      2.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and applicable competition law approvals of the European Commission, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or bylaws or similar organizational documents of the Seller, the Company or the Subsidiary, (b) require on the part of the Seller, the Company or the Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon the Company Shares or any assets of the Company or the Subsidiary, (e) violate any order, writ, injunction, decree, applicable to the Seller, the Company, the Subsidiary or any of their respective properties or assets or (f) violate any statute, rule or regulation applicable to the Seller, the Company, the Subsidiary or any of their respective properties or assets.

     2.5 Subsidiaries. Except for the Subsidiary and DMC (UK) Limited, the Company does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association.

      2.6  Financial Statements

           (a) Attached hereto as Exhibit A-1 are the unaudited consolidated balance sheet and consolidated statements of operations and cash flows for the Company and the Subsidiary as of and for the year ended December 31, 1995, the eleventh-month period ended November 30, 1996, the three-month period ended February 28, 1998, and the ten-month period ended December 31, 1997 (collectively, the "Unaudited Financial Statements"). Upon the delivery of the audited consolidated balance sheet and consolidated statements of operations and cash flows for the Company and the Subsidiary as of and for the ten-month period ended December 31, 1997, audited by Deloitte & Touche LLP (the "Audited 1997 Financial Statements") pursuant to Section 4.11 hereto, the Audited Financial Statements shall be deemed to be attached hereto as Exhibit A-2. The unaudited consolidated balance sheet of the Company and the Subsidiary as of December 31, 1997 is referred to as the "Unaudited 1997 Balance Sheet" and the audited consolidated balance sheet of the Company and the Subsidiary as of December 31, 1997 is referred to as the "Audited 1997 Balance Sheet".

           (b) The Unaudited Financial Statements have been, and the Audited 1997 Financial Statements will be, prepared in accordance with U.S. GAAP and the Unaudited Financial Statements fairly present, and the Audited 1997 Financial Statements will fairly present, the consolidated financial condition and consolidated results of operations and cash flows of the Company and the Subsidiary as of and for the respective dates thereof and for the periods referred to therein, except that (i) the unaudited consolidated balance sheets contained in the Unaudited Financial Statements exclude (a) purchase accounting adjustments resulting from the Seller's acquisition of the Company and Honeywell, Inc.'s acquisition of the Seller for asset valuation, write-off of in-process research and development expense, allocation of patent and developed technologies, allocation of goodwill and valuation of inventory, (b) full provisions for income taxes, (c) deferred tax assets and liabilities, (d) reserves for warranty obligations and installation claims, other than parts warranty obligations, and (e) a reserve for a warranty litigation claim (which has been settled as of the date hereof), and, in addition, the accounts receivable line item at December 31, 1997 included valid receivables representing sales or services actually rendered in the Ordinary Course of Business during the two-month period ended December 31, 1997 which may have been collected prior to December 31, 1997, and (ii) the unaudited consolidated statements of operations and cash flows contained in the Unaudited Financial Statements do not include (a) expenses resulting from the purchase accounting adjustments related to the Seller's acquisition of the Company and Honeywell, Inc.'s acquisition of the Seller for depreciation, write-off of in process research and development expense, amortization of patent and developed technologies, amortization of goodwill and inventory costs, (b) all income tax expenses, (c) recognition of warranty and installation expense recorded on corporate books other than parts warranty expenses, (d) recognition of litigation expense for a warranty claim (which has been settled as of the date hereof), (e) recognition of gain or loss on the disposal of U.K. real estate, and (f) recognition of product cost expense on loss margin contracts and, in addition, revenue in 1997 included product shipments to the Seller's regional entities for the satisfaction of valid orders from customers of the Company incurred in the Ordinary Course of Business.

           (c) Any Interim Financial Statements (as defined in Section 4.5) delivered by the Seller in accordance with Section 4.5 of this Agreement shall be prepared in accordance with U.S. GAAP and shall fairly present the consolidated financial condition and consolidated results of operations of the Company and the Subsidiary as of and for the respective dates thereof and for the periods referred to therein, except that Interim Financial Statements will not contain footnote disclosure and will be subject to normal and recurring year-end adjustments (which adjustments will not, either individually or in the aggregate, be material).

      2.7 Undisclosed Liabilities. Neither the Company nor the Subsidiary has any liability or obligation (whether known or unknown, whether accrued or unaccrued, whether due or to become due or otherwise) except for (a) liabilities shown on the Unaudited 1997 Balance Sheet, (b) liabilities which have arisen since December 31, 1997 in the ordinary course of business consistent with past custom and practice of the Company and the Subsidiary, taken as a whole ("Ordinary Course of Business") and are similar in nature and amount to the liabilities which arose during the comparable period of the immediately preceding financial period and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by U.S. GAAP to be reflected on the Unaudited 1997 Balance Sheet and which in the aggregate are not material.

      2.8  Tax Matters

           (a) Each of the Company and the Subsidiary has filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were correct and complete in all material respects. Each group of corporations with which the Company or the Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Affiliated Group") has filed all Tax Returns that it was required to file with respect to any period in which the Company or a Subsidiary was a member of such Affiliated Group (an "Affiliated Period"), and all such Tax Returns were correct and complete in all material respects. Each of the Company, the Subsidiary and each Affiliated Group has paid all Taxes (as defined below) that were shown to be due on any Tax Returns specified in the two preceding sentences. The unpaid Taxes of the Company and the Subsidiary for tax periods through the date of the Unaudited 1997 Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Unaudited 1997 Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). All Taxes that the Company or the Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes; provided that to the extent that any such report, return, declaration, statement or other information was part of a consolidated filing, the term "Tax Returns" shall include only such portions of such report, return, declaration, statement or other information as is related to the Business.

           (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or the Subsidiary since December 31, 1995 and correct and complete copies of the portion of the federal income Tax Returns, examination reports and statements of deficiency assessed against or agreed to with respect to any Affiliated Group relating to the activities of the Company and the Subsidiary for all Affiliated Periods since December 31, 1995.

           (c) The federal income Tax Returns of the Company, the Subsidiary and each Affiliated Group have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year ended December 31, 1995. No examination or audit of any Tax Return of the Company or the Subsidiary or any Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the knowledge of the Company, the Subsidiary and the Seller, threatened or contemplated. Neither the Company nor the Subsidiary nor any member of any Affiliated Group has been informed by any jurisdiction that the jurisdiction believes that the Company, the Subsidiary or the Affiliated Group was required to file any Tax Return that was not filed.

           (d) Neither the Company, the Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, except for waivers or extensions which have expired or otherwise been terminated.

           (e) Neither the Company nor the Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company or the Subsidiary are subject to an election under Section 341(f) of the Code.

           (f) Neither the Company nor the Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

           (g) Neither the Company nor the Subsidiary has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will be an "excess parachute payment" under Code Section 280G.

           (h) Neither the Company nor the Subsidiary has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

           (i) None of the assets of the Company or the Subsidiary is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code.

           (j) None of the assets of the Company or the Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

           (k) None of the assets of the Company or the Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

           (l) Neither the Company nor the Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(h) of the Code.

           (m) Section 2.8(m) of the Disclosure Schedule sets forth the following information with respect to each of the Company and the Subsidiary as of the most recent practicable date: (A) the basis of the Company or the Subsidiary in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or the Subsidiary; and (C) the amount of any deferred gain or loss allocable to the Company or the Subsidiary arising out of any "deferred intercompany transaction."

           (n) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code occurring prior to the Closing Date.

           (o) Neither the Company nor the Subsidiary is now required, nor has the Company or the Subsidiary been required at any time since January 10, 1996, to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury
Regulation Section 1.337(d)-2(b).

      2.9 Tangible Personal Property. The Company or the Subsidiary has good, valid and marketable title to all of the tangible personal property reflected on the Unaudited 1997 Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business since the date of the Unaudited 1997 Balance Sheet), free and clear of all Security Interests, except
(i) as set in forth Schedule 2.9 hereto, (ii) for Security Interests for taxes, assessments or governmental charges which are not yet due and payable or are being contested in good faith and for which adequate reserves, as required by U.S. GAAP, have been established and (iii) for materialmen's, mechanics', warehousemen's or carriers liens arising in the Ordinary Course of Business which are not yet due and payable or are being contested in good faith and for which adequate reserves, as required by U.S. GAAP, have been established (collectively, "Permitted Liens"). Each item of tangible personal property owned or used by the Company or the Subsidiary with an undepreciated book value in excess of $10,000 and each item of tangible personal property owned or used by the Company or the Subsidiary which is material to the Business is in good operating condition and repair, normal wear and tear excepted, and is suitable for the purpose for which it is presently used and is not in need of repair or replacement. Each item of tangible personal property not owned by the Company or the Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreements between the Company or the Subsidiary and the owner or lessor thereof, the obligations of the Company and the Subsidiary to such owner or lessor will have been discharged.

      2.10 Real Property. Neither the Company nor the Subsidiary own any real property. Section 2.10 of the Disclosure Schedule lists all real property leased or subleased to the Company or the Subsidiary. The Seller has made available to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed therein. With respect to each such lease and sublease:

           (a) the lease or sublease is legal, valid, binding and enforceable against the Company or the Subsidiary (as the case may be), and to the Knowledge of the Business, against each other party to the lease and in full force and effect, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity;

           (b) the lease or sublease will continue to be legal, valid, binding and enforceable against the Company or the Subsidiary (as the case may be), and to the Knowledge of the Business, against each other party to the lease and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity;

           (c) neither the Company nor the Subsidiary nor, to the Knowledge of the Business, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder;

           (d) there are no disputes, oral agreements or forbearance programs to which the Company or the Subsidiary is a party in effect as to the lease or sublease;

           (e) neither the Company nor the Subsidiary assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

           (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

           (g) to the Knowledge of the Business, the owner of each facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction except for recorded mortgages, easements and covenants and other restrictions which do not impair the intended uses or occupancy of the property subject thereto by the Company or the Subsidiary, as the case may be; and

           (h) none of such leases or subleases has been capitalized on the Unaudited 1997 Balance Sheet.

      2.11 Intellectual Property

           (a) Each of the Company and the Subsidiary owns, or is licensed or otherwise possesses valid rights to use the Intellectual Property (as defined below) used in connection with the operation of the Business, except for the intellectual property described on Schedule 1.4 hereto which will be licensed to the Company pursuant to the License Agreement to be entered into by the Seller and the Company set forth as Exhibit B hereto. The Company and the Subsidiary has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that the Company or the Subsidiary owns or uses in connection with the Business. No other person or entity (other than licensors of software that generally is commercially available) has any rights to any of the Intellectual Property used in the Business (except pursuant to agreements or licenses specified in Section 2.11(c) or 2.11(d) of the Disclosure Schedule), and to the Knowledge of the Business, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property of the Company or the Subsidiary.

           (b) The business, operations and activities of the Company and the Subsidiary as now conducted and as conducted prior to the date of this Agreement, have not infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of another person or entity. Except as specified in
Section 2.11(b) of the Disclosure Schedule, neither the Company nor the Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

           (c) Section 2.11(c) of the Disclosure Schedule identifies each unexpired patent or copyright registration which has been issued to, or is owned by, the Company or the Subsidiary and used in the Business at any time since January 10, 1996, identifies each pending patent application or application for registration which the Company or the Subsidiary has made or which the Company or the Subsidiary owns and used in the Business at any time since January 10, 1996, identifies each software product ever licensed or distributed by the Company or the Subsidiary and identifies each license or other agreement pursuant to which the Company or the Subsidiary has granted any rights to any third party with respect to any Intellectual Property of the Company or the Subsidiary. Notwithstanding the foregoing, Section 2.11(c) of the Disclosure Schedule does not list any confidentiality, assignment of inventions or non-competition agreement entered into by employees or consultants of the Company or the Subsidiary in the Ordinary Course of Business. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, rights to use and any claims or disputes relating to, each such item. Except as set forth in Section 2.11(c) of the Disclosure Schedule, with respect to each such item of Intellectual Property that the Company or the Subsidiary owns, licenses or distributes:

                (i) the Company or the Subsidiary possesses all right, title and interest in and to such item;

                (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                (iii) the Company or the Subsidiary has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item other than as set forth in the standard product warranties set forth on Section 2.22 to the Disclosure Schedule.

           (d) Section 2.11(d) of the Disclosure Schedule identifies each material item of Intellectual Property used at any time since January 10, 1996 in the operation of the Business at any time since January 10, 1996 that is owned by a party other than the Company or the Subsidiary. The Seller has supplied the Buyer with correct and complete copies of all licenses, sublicenses, or other agreements (as amended to date) pursuant to which the Company or the Subsidiary uses such Intellectual Property, all of which are listed on Section 2.11(d) of the Disclosure Schedule. Except as set forth in
Section 2.11(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property, the Company or the Subsidiary has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

           (e) The Company's and the Subsidiary's products and the software used in such products either are Millennium Compliant (as defined below) or the failure of such products to be Millennium Compliant will not result in any liability to or obligation of the Company or the Subsidiary. For purposes of this Section 2.11(e), "Millennium Compliant" means that products and software are designed to be used prior to, during and after the calendar year 2000 A.D. and each will operate during each such time period without error relating to date data, including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Specifically, the products and software will correctly perform all date-related operations (i) without human intervention, other than original data entry of any date; (ii) without regard to whether any date involved in the operation occurs in the 20th or 21st century; and (iii) without regard to the date at the time the calculation is performed.

           (f) For purposes of this Agreement, "Intellectual Property" shall mean and include (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including both source code and object code), data and documentation, (vi) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof.

      2.12 Contracts

           (a) Neither the Company nor the Subsidiary is a party to any:

                (i) written arrangement (or group of related arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $30,000 per annum;

                (ii) written arrangement (or group of related arrangements) for the purchase or sale of products or services, other than contracts or purchase orders relating to the supply of goods and services to the Company or the Subsidiary under which the undelivered balance of such products and services is not in excess of $75,000;

                (iii) written arrangement establishing a partnership or joint venture;

                (iv) written arrangement (or group of related arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any assets;

                (v) written arrangement concerning confidentiality, assignment of inventions or non-competition or involving Company Intellectual Property (other than such arrangements entered into with employees in the Ordinary Course of Business in the form that Seller has previously provided to the Buyer);

                (vi) written arrangement that prohibits the Company or the Subsidiary from freely engaging in business anywhere in the world;

                (vii) written arrangement involving (A) any executive officer or director of the Company or the Subsidiary or (B) the Seller or its Affiliates (other than the Company and the Subsidiary);

                (viii) written arrangement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or prospects of the Company and the Subsidiary, taken as a whole;

                (ix) collective bargaining agreements or other contracts or commitments to or with any labor union, employee or representative or group of employers;

                (x) employment or written arrangement with any individual employee, agent, representative or consultant;

                (xi) sales representative, distributorship or other written arrangement providing for the distribution or marketing of products;

                (xii) agreement entered into since January 1, 1995 relating to the acquisition or disposition of assets (other than the purchase or sale of assets in the Ordinary Course of Business), businesses or companies (whether by sale of assets, sale of stock, merger or otherwise); and

                (xiii) other written arrangement (or group of related arrangements) involving more than $75,000.

           (b) The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.12 of the Disclosure Schedule (collectively, the "Material Contracts"). With respect to each Material Contract so listed: (i) the Material Contract is legal, valid, binding and enforceable and in full force and effect, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights generally or by general principles of equity; (ii) with respect to Material Contracts to which the Company or the Subsidiary is a party, the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither the Company nor the Subsidiary, nor, to the Knowledge of the Business, any other party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration, under the Material Contract, nor is there any material dispute between the parties thereto.

           (c) Neither the Company nor the Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.12 of the Disclosure Schedule under the terms of this Section 2.12.

      2.13 Litigation. There is no (a) unsatisfied judgment, order, decree, stipulation or injunction or (b) claim, complaint, action, suit, proceeding, hearing or investigation of or in or brought before (by a private party or otherwise) any Governmental Entity or before any arbitrator, to which the Company or the Subsidiary is a party or, to the Knowledge of the Business, which has been threatened against the Company or the Subsidiary.

      2.14 Employees

           (a) The Seller has provided the Buyer with a list of all employees and officers employed by the Company or the Subsidiary, along with the position and the annual rate of compensation (including the date and amount of the most recent increase) of each such person and shall identify any such employees and officers working under a visa, the expiration date of such visa and any company-specific visas. To the Knowledge of the Business, no key employee or group of employees employed by the Company or the Subsidiary has any plans to terminate employment with the Company or the Subsidiary, as the case may be. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger or otherwise result in any obligation of the Company or the Subsidiary to pay severance or related costs under any employment or consulting agreement.

           (b) For purposes of this Section 2.14 only, the term "employee" shall be construed to include sales agents and other independent contractors who spend at least 25 hours per week on the Business.

      2.15 Labor Matters. Neither the Company nor the Subsidiary is a party to or bound by any collective bargaining agreement, nor has either of them experienced, since January 1, 1995, any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. No organizational effort has been made or, to the Knowledge of the Business, threatened since January 1, 1995 by or on behalf of any labor union with respect to employees of the Company or the Subsidiary.

     2.16 Employee Benefits

           (a) Section 2.16(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, the Subsidiary, or any ERISA Affiliate (as defined below) for the benefit of present or former employees of the Company or the Subsidiary (the "Company Plans"). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in
Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the
Code), any of which includes the Company or the Subsidiary. Complete and accurate copies of all Company Plans have been made available to the Buyer. Each Company Plan has been administered in accordance with its terms and each of the Company and the Subsidiary has met its obligations with respect to such Company Plan. The Company and the Company Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder and other laws applicable to such plans.

           (b) None of the Company, the Subsidiary or any ERISA Affiliate has ever been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

           (c) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

           (d) Section 2.16(d) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or the Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or the Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or the Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Seller, the Company or the Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plant or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

           (e) Section 2.16(e) of the Disclosure Schedule lists (i) each non-governmental retirement plan maintained or contributed to by or on behalf of the Seller, the Company or the Subsidiary, applicable to employees of the Company or the Subsidiary located outside of the U.S. (a "Foreign Retirement Plan") and (ii) each non-governmental non-industry welfare benefit plan maintained or contributed to by or on behalf of the Company or the Subsidiary applicable to employees of the Company or the Subsidiary located outside of the U.S. and which, in the case of clause (ii), obligates or may reasonably be expected to obligate the Business to pay more than $25,000 annually (a "Foreign Welfare Plan"). Each such Foreign Retirement Plan and Foreign Welfare Plan (collectively, the "Foreign Plans") has been administered, in all material respects, in compliance with its terms and the requirements of all applicable laws, rules and regulations, and all required contributions to each Foreign Plan have been made. The Seller has heretofore delivered to the Buyer true and complete copies of all of the written Foreign Plans and written summaries of the oral Foreign Plans and, where applicable, related trusts, including all amendments. There are no inquiries or investigations by any foreign government or Governmental Entity, no termination proceedings and no actions, suits or claims (other than claims for benefits) pending or, to the Knowledge of the Business, threatened against any Foreign Plan (or the Seller, the Company or the Subsidiary with respect thereto) or the assets thereof. There are no unfunded obligations under any Foreign Plan providing benefits after termination of employment to any employee or former employee of the Business (or to any beneficiary of any such employee or former employee), including but not limited to retiree health coverage and deferred compensation, but excluding insurance conversion privileges under applicable foreign law. No Foreign Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of the Business by its terms prohibits the amendment or termination of any such Foreign Plan. All reports, forms and other documents required to be filed or advisable to be filed with any governmental entity with respect to each Foreign Plan have been timely filed and are accurate.

      2.17 Environmental Matters

           (a) To the Knowledge of the Business, the Company and the Subsidiary have complied with, and their operations as of the Closing Date are in compliance with, all applicable Environmental Laws (as defined in Section 2.17(g) below).

           (b) There is no pending or, to the Knowledge of the Business, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, or investigation by any Governmental Entity relating to any of the following with respect to the past or present operations of the Company or Subsidiary or any predecessor business of the Company or the Subsidiary: (i) violation of any Environmental Law, (ii) violation of any permit, license or registration issued under any Environmental Law, (iii) the disposal discharge or release of Materials of Environmental Concern (as defined in Section 2.17(h) below), whether or not in compliance with Environmental Laws, (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws, (v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern, (vi) the exacerbation of previously existing environmental conditions, or (vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned, leased, operated or controlled by the Company or the Subsidiary. Without limiting the foregoing, neither the Company nor the Subsidiary has been named a "potentially responsible party" or received any correspondence or notice that it may be named a "potentially responsible party" pursuant to any Environmental Law.

           (c) To the Knowledge of the Business, there have been no releases of any Materials of Environmental Concern into the environment at or from (i) any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or the Subsidiary, (ii) any facility to which the Company or the Subsidiary has delivered products for manufacturing, processing, packaging or distribution or (iii) any facility to which waste of the Company or the Subsidiary has been transported for processing, storage or disposal. With respect to any such releases of Materials of Environmental Concern, the Company and the Subsidiary have given all required notices to Governmental Entities. The Seller is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company or the Subsidiary that could reasonably be expected to have an impact on such real property or facilities.

           (d) The Company and the Subsidiary possess all permits, licenses and/or registrations required under Environmental Laws that are material to the operation of the Business, including permits, licenses and/or registrations required for equipment owned and/or operated by the Company or the Subsidiary and all such permits, licenses and/or registrations are valid and in full force and effect.

           (e) The Seller has provided to the Buyer all non-privileged environmental reports, investigations, audits, assessments, surveys and analyses (whether conducted by or on behalf of the Seller, the Company or the Subsidiary or a third party, and whether done at the initiative of the Seller, the Company or the Subsidiary or directed by a Governmental Entity or other third party) relating to premises currently owned, leased or operated by the Company or the Subsidiary of which the Seller, the Company or the Subsidiary has possession or control. Complete and accurate copies of each such report, the results of each such investigation or audit, have been provided to the Buyer. As to any privileged environmental reports, investigations, audits, assessments, surveys and analyses, the matters described therein do not describe any actions, circumstances, or conditions which include a failure to comply with any Environmental Law or would result in the failure of the representations or warranties in this Section 2.17 to be true and correct.

           (f) To the Knowledge of the Business, all entities, including without limitation transporters, treatment, storage and disposal facilities and remediation companies, used by the Company or the Subsidiary for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all permits, licenses and registrations required under Environmental Laws. To the Knowledge of the Business, there is no previous, pending or threatened civil or criminal litigation, written notice of violation of noncompliance, formal administrative or judicial proceedings, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws.

           (g) For purposes of this Agreement, "Environmental Law" means any law, statute, rule or regulation of any federal, state, local or foreign government or any Governmental Entity relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) underground and other storage tanks or vessels; (vi) health and safety of employees; and (vii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release", "hazardous substance", "contaminants", "pollutants", "oil", "chemicals" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). As used above, the terms "solid waste" and "hazardous waste" shall have the meaning set forth in the federal Resource Conservation Recovery Act ("RCRA").

           (h) For purposes of this Agreement, "Materials of Environmental Concern" mean any chemicals, pollutants or contaminants, hazardous substances, toxic materials, oil or petroleum and petroleum products, as those terms are defined above, or pursuant to any applicable Environmental Law.

      2.18 Legal Compliance. Each of the Company and the Subsidiary is conducting and has conducted its business and operations in compliance in all material respects with all applicable laws (including rules and regulations thereunder) currently in effect of any federal, state, local or foreign government, or any Governmental Entity. Neither the Company nor the Subsidiary has received any notice of communication from any Governmental Entity since January 1, 1993 alleging non-compliance with any applicable laws (including rules and regulations).

      2.19 Permits. Section 2.19 of the Disclosure Schedule sets forth a list of all Permits (as defined below) (including without limitation those issued or required under Environmental Laws) issued to or held by the Company or the Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiary to conduct the Business as presently conducted. Each such Permit is in full force and effect and, to the Knowledge of the Business, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Neither the Company nor the Subsidiary is in material violation of or default under any Permit. No Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, "Permit" means any permit, license, franchise or authorization from any Governmental Authority material to the operation of the Business used in its business or operations as presently conducted.

      2.20 Insurance. Section 2.20 of the Disclosure Schedule sets forth a list (including the name of the insurer, the name of the policy holder, the name of each insured, the periods of coverage and the scope of coverage) of each insurance policy maintained by the Company or the Subsidiary or under which the Company or the Subsidiary is a named insured or otherwise the beneficiary of such coverage. All of such insurance policies are in full force and effect and neither the Company nor the Subsidiary is in default with respect to its obligations under any of such insurance policies. None of the transactions contemplated by this Agreement shall eliminate or alter the coverage provided by such policies for occurrences prior to Closing and the Company shall continue to be entitled to the benefit and recovery under such policies for pre-Closing occurrences (subject to the deductibles, limits and other terms and conditions of such policies).

      2.21 Brokers' Fees. None of the Seller, the Company or the Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.22 Product Warranty. Section 2.22 of the Disclosure Schedule contains the standard product warranties used in commerce by the Company and the Subsidiary since January 1, 1992. Since January 1, 1992, no product manufactured, sold, leased, licensed or delivered by the Company or the Subsidiary, has been subject to, and no contract entered into by the Company or the Subsidiary and no proposal, bid or offer made by the Company or the Subsidiary contains a term under which the Company or the Subsidiary would be obligated to provide, any product warranty beyond the applicable standard product warranties which are set forth in Section 2.22 of the Disclosure Schedule.

      2.23 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or the Subsidiary.

      2.24 Absence of Certain Changes. Since December 31, 1997, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, and (b) neither the Company nor the Subsidiary has taken any of the following actions or permitted any of the following events to occur:

                (i) created, incurred or assumed any obligation for money borrowed (including obligations in respect of capital leases);

                (ii) entered into, adopted or amended any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.16 or increased in any manner the compensation or fringe benefits of, or modified the employment terms of, its directors, officers or employees, generally or individually, or paid any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan or, except in the Ordinary Course of Business, hired any new employees or consultants;

                (iii) changed its accounting methods, principles or practices, or made any new elections with respect to Taxes or any changes in current elections with respect to Taxes;

                (iv) paid any obligation or liability other than in the Ordinary Course of Business;

                (v) mortgaged or pledged any property or assets or subjected any assets to any Security Interest;

                (vi) sold, assigned, transferred, licensed or sublicensed any Intellectual Property, other than in the Ordinary Course of Business;

                (vii) entered into, amended, terminated, taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any Material Contract;

                (viii) entered into any written arrangement (including written agreements) which would otherwise be required to be listed in Section 2.12 of the Disclosure Schedule;

                (ix) made or committed to make total capital expenditures in excess of $50,000 in the aggregate;

                (x) failed to take any action necessary to preserve the validity of any Company Intellectual Property or Permit;

                (xi) assumed, guaranteed, endorsed or otherwise become liable or responsible (either directly, contingently or otherwise) for the obligations of any other person;

                (xii) agreed in writing or otherwise to take any of the foregoing actions;

                (xiii) suffered any extraordinary losses material to the Company and the Subsidiary, taken as a whole, or waived any rights of material value to the Company and the Subsidiary, taken as a whole;

                (xiv) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities; or

                (xv) declared or paid any dividends or made any distributions on the Company's capital stock or other equity securities or redeemed or purchased any shares of the Company's capital stock or other equity securities, except for dividends, distributions and redemptions paid solely in cash.

      2.25 Assets of the Business. The Company or the Subsidiary own all material assets, properties and rights that are used in connection with or necessary to conduct the Business other than the Retained Assets. Section 2.25 of the Disclosure Schedule lists all material assets of the Seller or its Affiliates used in connection with the Business at any time since January 1, 1995 which are not owned by the Company or the Subsidiary.

      2.26 Inventory. All inventory of the Company or the Subsidiary, whether or not reflected on the Unaudited 1997 Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for scrap, obsolete or excess items (which for purposes hereof, shall mean inventory not reasonably expected to be saleable in the Ordinary Course of Business within the time period established in a manner consistent with U.S. GAAP and with the Company's past inventory valuation practice to the extent such inventory valuation practice is consistent with U.S. GAAP) and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Unaudited 1997 Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a weighted average basis.

      2.27 Accounts Receivable; Retentions

           (a) All accounts receivable of the Company and the Subsidiary reflected on the Unaudited 1997 Balance Sheet are valid receivables representing sales or services actually rendered in the Ordinary Course of Business. A complete list of all accounts receivable reflected on the Unaudited 1997 Balance Sheet arising from the Company's United States operations, showing the aging thereof, is included in Section 2.27(a) of the Disclosure Schedule. All accounts receivable reflected in the financial or accounting records of the Company or the Subsidiary that have arisen since December 31, 1997 are valid receivables representing sales or services actually rendered in the Ordinary Course of Business.

           (b) Section 2.27(b) of the Disclosure Schedule lists all outstanding retentions under contracts to which the Company or the Subsidiary is a party as of December 31, 1997 arising from the Company's United States operations. Such retentions arose in the Ordinary Course of Business and are all valid. No customer has made any claim to withhold all or a portion of any such retentions and, to the Knowledge of the Business, there is no basis for any customer to assert such a claim to withhold any such retentions.

      2.28 Customers. To the Knowledge of the Business, no unfilled customer order or commitment obligating the Company or the Subsidiary to process, manufacture, sell or deliver products or perform services will result in a loss upon completion of performance. To the Knowledge of the Business, no purchase order or commitment relating to the Company or the Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. Section 2.28 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 1% of the revenues of the Company and the Subsidiary, taken as a whole during the last full fiscal year. To the Knowledge of the Business, no such customer of the Business has indicated that it will stop, or decrease the rate of, buying materials, products or components produced by, or services offered by, the Business. As of May 1, 1998, the backlog of firm orders of the Company and the Subsidiary was $20,400,000. Section 2.28 of the Disclosure Schedule sets forth a list of all such orders.

     2.29 Suppliers. Section 2.29 of the Disclosure Schedule sets forth a true, correct and complete list of (i) the names and addresses of each of the suppliers of the Company and the Subsidiary which accounted for a dollar volume of purchases by the Company and the Subsidiary in excess of $100,000 for the fiscal year ended December 31, 1997 and (ii) to the Knowledge of the Business, the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. Except as set forth on Section 2.29 of the Disclosure Schedule, (a) the Company and the Subsidiary has good relations with all of its suppliers, and (b) neither the Company nor the Subsidiary is more than 30 days in arrears in any trade accounts payable or other payments owing to any supplier.

      2.30 Banking Facilites. Schedule 2.30 attached hereto sets forth a true, correct and complete list of (i) each bank, savings and loan or similar financial institution in which the Company or the Subsidiary has an account or safety deposit box and the numbers of such accounts or safety deposit boxes maintained by or for the benefit of the Company or the Subsidiary thereat and
(ii) the names and position of all persons authorized to draw on each such account or to have access to any such safety deposit box facility.

      2.31 Disclosure No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of any of the Seller pursuant to this Agreement, and no other statement made by any of the Seller or any of their respective representatives in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as follows:

      3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authorization of Transaction. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

      3.3 Noncontravention. Except for applicable requirements of the Hart-Scott-Rodino Act and any applicable competition law approvals of the European Commission, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

      3.4 Broker's Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.5 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

      3.6 Investment Intent. The Buyer is acquiring the Company Shares for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Company Shares have not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom.

      3.7 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of any of the Buyer pursuant to this Agreement, and no other statement made by any of the Buyer or any of their respective representatives in connection with this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

      4.1 Best Efforts. Except as set forth in Section 4.3, each of the Parties shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

      4.2 Notices and Consents. Except as set forth in Section 4.3, each of the Seller, on the one hand, and the Buyer, on the other hand, shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be necessary or desirable for the consummation by such Party of the transactions contemplated by this Agreement and the Ancillary Agreements.

      4.3 Hart-Scott-Rodino Act; Other Filings. The Buyer on the one hand, and the Seller on the other, shall each make any and all filings which are required under the Hart-Scott-Rodino Act, and each Party hereto agrees to furnish the other party with such necessary information and reasonable assistance as it may request in connection with its preparation of necessary filings or submissions to the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, including under the provisions of the Hart-Scott-Rodino Act. Each Party shall, at its own expense, utilize best efforts to respond promptly to any Request for Additional Information or Documentary Material under 17 C.F.R. ss. 803.20, or other formal or informal request for information, witnesses or documents which may be made by any governmental body pertaining to the transactions contemplated by this Agreement, and shall keep the other party fully apprised of its actions with respect thereto; provided, however that Buyer shall not be obligated to continue to respond to either formal requests for additional information or documentary material pursuant to 17 C.F.R. ss. 803.20 under the Hart-Scott-Rodino Act, or any informal request with respect to any such information and materials unless the Seller reimburses the Buyer for out-of-pocket expenses incurred by Buyer after the date which is 90 days after the date of this Agreement in preparing and submitting any responses, together with any out-of-pocket expenses incurred in connection with preparing and submitting filings and any responses required to be made under the competition laws and regulations of the European Commission or any other applicable Governmental Entity. The Buyer, on the one hand, and the Seller, on the other, shall each make any and all filings which are required to be made under the competition laws or regulations of the European Commission or any other applicable Governmental Entity in connection with the transactions contemplated by this Agreement and each party agrees to furnish the other Party with such necessary information and reasonable assistance as it may request in connection with such filings. Except as set forth in the second preceding sentence, each Party shall bear its own costs and expenses (including fees payable by it) relating to such filings.

      434 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, the Seller shall cause the Company and the Subsidiary to conduct their operations only in the Ordinary Course of Business and in material compliance with all applicable laws, rules and regulations and, to the extent consistent therewith, to use all reasonable efforts to preserve intact their current business organizations, keep the physical assets of the Company and the Subsidiary in good working condition (subject to normal wear and tear), keep available the services of the current officers and employees of the Company and the Subsidiary and preserve the relationships of the Company and the Subsidiary with customers, suppliers and others having business dealings with the Company and the Subsidiary. Without limiting the generality of the foregoing, prior to the Closing, neither the Company nor the Subsidiary shall take any of the following actions without prior written consent of the Buyer:

           (a) acquire, sell, lease, encumber or dispose of any assets or any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof, other than purchases and sales of assets in the Ordinary Course of Business;

           (b) create, incur or assume any obligations for money borrowed not currently outstanding (including obligations in respect of capital leases), other than in the Ordinary Course of Business;

           (c) assume guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

           (d) make any loans, advances or capital contributions to, or investments in, any other person;

           (e) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.16 or increase in any manner the compensation of fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan or, except in the Ordinary Course of Business, hire any new employees or consultants;

           (f) change its accounting methods, principles or practices, or make any new elections with respect to Taxes or any changes in current elections with respect to Taxes after the date hereof;

           (g) mortgage or pledge any property or assets or subject any such assets to any Security Interest;

           (h) sell, assign, transfer, license or sublicense any Company Intellectual Property, other than in the Ordinary Course of Business;

           (i) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Contract;

           (j) enter into any arrangement (including written agreements) which creates a liability in excess of $25,000, except for purchase orders in the Ordinary Course of Business;

           (k) make or commit to make any capital expenditure in excess of $25,000 per item or total capital expenditures in excess of $50,000 in the aggregate;

           (l) take any action permitted by this Agreement with the knowledge that such action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article V not being satisfied;

           (m) fail to take any action reasonably necessary to preserve the validity of any Company Intellectual Property or Permit;

           (n) enter into any arrangement (including written agreements) to create an obligation to deliver a system of the type specified on Schedule 4.4(n) hereto ("MIPS Systems"); or

           (o) agree in writing or otherwise to take any of the foregoing actions.

     4.5 Delivery of Interim Financial Statements. As promptly as possible following the last day of each fiscal quarter end after December 31, 1997 until the Closing Date, and in any event within 30 days after the end of each such fiscal quarter end (except with respect to the fiscal quarter ended March 31, 1997 for which the Seller shall make delivery within 10 days after the date of this Agreement), the Seller shall deliver to the Buyer the consolidated balance sheet, consolidated statements of operations and cash flows of the Company and the Subsidiary as of and for the quarterly period then ended and for the year-to-date period then ended since December 31, 1997 and for the comparable quarterly period and the year-to-date period then ended in the prior fiscal year (collectively, the "Interim Financial Statements"). The Interim Financial Statements shall be prepared so as to present fairly, the consolidated financial condition, of the Company and the Subsidiary as of the date thereof and the consolidated results of operations and cash flows of the Company and the Subsidiary for the periods covered thereby in conformity with U.S. GAAP.

       4.6 Disposition of DMC (UK) Ltd. Seller shall cause the capital stock of DMC (UK) Ltd. to be transferred to an Affiliate of the Seller other than the Company or the Subsidiary for no consideration prior to the Closing.

      4.7 Full Access. The Seller shall cause the Company and the Subsidiary to permit the Buyer and its representatives to have full access (during normal business hours times, on reasonable prior written notice and in a manner so as not to interfere unreasonably with the normal business operations of the Company and the Subsidiary) to the premises, properties, financial, Tax and accounting records, contracts, other records and documents, and personnel of or pertaining to the Company and the Subsidiary and to conduct such tests and inspections as may be reasonable or appropriate. The Seller shall also furnish to the Buyer or its representatives such information as the Buyer may request in connection with any review, investigation or examination of the books and records, accounts, contracts, properties, assets, operations and facilities of or relating to the Company or the Subsidiary. In connection therewith, the Seller shall direct and authorize its independent public accountants to make available to the Buyer and to the independent public accountants representing the Buyer all working papers pertaining to the examination and audit by such accountants of the Company and the Subsidiary and shall provide such cooperation as the Buyer shall reasonably request in connection with the Buyer's preparation of any financial statements relating to the business of the Company and the Subsidiary required to be included in any filing made by the Buyer or any Affiliate of the Buyer with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      4.8  Notice of Breaches; Updates

            (a) By the Seller. The Seller shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of the Seller in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Seller of, or a failure by the Seller to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach; provided, however, that to the extent the Audited 1997 Balance Sheet differs from the Unaudited 1997 Balance Sheet or the consolidated statements of operations and cash flows set forth in the Audited 1997 Financial Statements (the "Audited 1997 Operating Statements") differ from the unaudited consolidated statements of operations and cash flows of the Company and the Subsidiary as of and for the ten-month period ended December 31, 1997 (the "Unaudited 1997 Operating Statements"), the representations and warranties set forth in Section
2.6 as of and for the ten-month period ending December 31, 1997 shall be deemed to apply only with respect to the Audited Financial Statements.

            (b) By the Buyer. The Buyer shall promptly deliver to the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer in this Agreement inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the Buyer or a failure by the Buyer to comply with, any agreement or covenant in this Agreement applicable to it. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

      4.9 Exclusivity. During the period from the date of this Agreement until the Closing or the earlier termination of this Agreement, the Seller shall not and shall cause the Company, the Subsidiary and Affiliates of the Seller and each of their respective officers, directors, employees, representatives and agents not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger or consolidation involving the Company or the Subsidiary, any sale of material assets by the Company or the Subsidiary not in the Ordinary Course of Business, sale of the capital stock of the Company or the Subsidiary or other business combination involving the Company or the Subsidiary or provide any non-public information concerning the Company or the Subsidiary to any person or entity other than the Buyer.

      4.10 Financial Statements. At least five days prior to the Closing Date, but in no event later than June 15, 1998, the Seller shall deliver to the Buyer the Stub Period Statements and the Audited 1997 Financial Statements. Seller shall cause the Audited 1997 Financial Statements to be audited by Deloitte & Touche LLP and to include an unqualified opinion of such firm that the Audited 1997 Financial Statements have been prepared in accordance with U.S. GAAP and fairly present, in all material respects, the consolidated financial condition and consolidated results of operations and cash flows of the Company and the Subsidiary as of December 31, 1997 and for the period beginning March 1, 1997 and ended December 31, 1997. The Buyer and the Seller shall share equally the fees and expenses of Deloitte & Touche LLP relating to its audit of the Audited 1997 Financial Statements. If the assets, results of operations or shareholder's equity set forth on the Stub Period Statements and the Audited 1997 Financial Statements differ from the Unaudited 1997 Balance Sheet or Unaudited 1997 Operating Statements and as a result the Buyer or its Affiliates are obligated under Items 2 or 7 of Form 8-K under the Exchange Act to include audited financial statements of the Company and the Subsidiary for any fiscal years prior to the year ended December 31, 1997 or the full fiscal year ended December 31, 1997, the Seller shall cause such financial statements to be audited by Deloitte & Touche LLP and to include an unqualified opinion of such firm that such audited financial statements have been prepared in accordance with U.S. GAAP and fairly present, in all material respects, the consolidated financial condition and consolidated results of operations and cash flows of the Company and the Subsidiary as of and for the respective dates thereof and for the periods referred to therein. The Buyer and the Seller shall share equally the fees and expenses of Deloitte & Touche LLP relating to any such additional audit. The Seller shall cause any such additional financial statements to be delivered to the Buyer at least five days prior to the Closing Date, but in no event later than July 1, 1998.

      4.11 Retention of Employees. The Seller shall use its best efforts to ensure that the employees of the Company and the Subsidiary as of the date of this Agreement shall continue to be employed by the Company or the Subsidiary, as the case may be, through the Closing Date; provided that, the Seller shall not be obligated to make payments of compensation beyond the compensation rates applicable to such employees as of the date of this Agreement other than bonuses, salary increases and promotions to which such employees are or become entitled in the Ordinary Course of Business. The Seller shall promptly inform the Buyer if, to the Knowledge of the Business, any employee has indicated that he plans to terminate his employment with the Company or the Subsidiary, as the case may be.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

      5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

           (a) the Seller, the Company and the Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices set forth in Schedule 5.1(a) or required under any applicable federal, state or foreign law, rule or regulation in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements;

           (b) the representations and warranties of the Seller set forth in
Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date) and except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole (and the Buyer hereby acknowledges and agrees that any change in the results of operations or financial condition of the Company and the Subsidiary after the date of this Agreement which is the result of customers of the Company and the Subsidiary moving some or all of their business to the Buyer shall be deemed not to have an adverse effect on the Company and the Subsidiary), provided that any determination of such a material adverse effect on the Company and the Subsidiary shall be made without regard to any qualification in any particular representation or warranty as to materiality or a material adverse effect on the Company and the Subsidiary;

           (c) the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

           (d) no action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) materially adversely affect the right of the Company or the Subsidiary to conduct their business operations as currently conducted and as presently proposed to be conducted after the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

           (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (d) of this
Section 5.1 is satisfied in all respects;

           (f) the footnotes to the Audited Financial Statements do not describe any liability required to be included therein under U.S. GAAP and (ii) except to the extent directly attributable to the deviations from U.S. GAAP expressly specified in Section 2.6 hereof, the amounts shown on the face of the Audited 1997 Balance Sheet do not materially differ from the amounts shown on the face of the Unaudited 1997 Balance Sheet, and the amounts shown on the face of the Audited 1997 Operating Statements do not materially differ from the amounts shown on the face of the Unaudited 1997 Operating Statements;

           (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

           (h) the Buyer shall have received from Edward D. Grayson, counsel to the Seller, an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to the Buyer and dated as of the Closing Date;

           (i) the Seller, the Company and the Subsidiary have executed and delivered the License Agreement attached hereto as Exhibit B (the "License Agreement");

           (j) the Seller, the Company and the Subsidiary have executed and delivered the Transition Services and Support Agreement attached hereto as Exhibit D (the "Transition Services Agreement");

           (k) the Seller, the Company and the Subsidiary have executed and delivered the Supply Agreement attached hereto as Exhibit E (the "Supply Agreement");

           (l) the Company or the Seller shall have received from each lessor of the real property which they lease an estoppel certificate consenting to the transactions contemplated by this Agreement and representing that there are no outstanding claims under the applicable lease; and

           (m) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplates hereby shall be reasonably satisfactory in form and substance to the Buyer.

      5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Seller) of the following conditions:

           (a) the Buyer shall have obtained all of the waivers, permits, consents, approvals or other authorizations and effected all of the requisitions, filings and notices which are required for it to consummate the transactions contemplated by this Agreement;

           (b) the representations and warranties of the Buyer set forth in
Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date), except when the failure of such representations and warranties to be true and correct would not, in the aggregate, have a material adverse effect on the assets, business, results of operations or financial condition of the Buyer;

           (c) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

           (d) no action, suit or proceeding shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

           (e) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in clauses (a) through (d) of this
Section 5.2 is satisfied in all respects;

           (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated; and

           (g) the Seller shall have received from Hale and Dorr LLP, special counsel to the Buyer, an opinion with respect to the matters set forth in Exhibit F attached hereto, addressed to the Seller and dated as of the Closing Date.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification by the Seller. The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, diminutions in value of assets, losses and expenses (including without limitation amounts paid in settlement, interest at the rate of 8% per annum, compounded quarterly, from the date of any payments made by the Buyer, court costs, reasonable costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer, the Company or any of their Affiliates (net of any insurance proceeds from insurance policies owned by the Company or the Subsidiary on the Closing Date which are actually received by the Buyer, the Company or the Subsidiary):

           (a) resulting from, relating to or constituting or arising out of any misrepresentation or breach of warranty of the Seller contained in this Agreement or the certificate of the Seller delivered at the Closing pursuant to
Section 5.1(e);

           (b) resulting from, relating to or constituting or arising out of failure to perform any covenant or agreement of the Seller contained in this Agreement;

           (c) resulting from any failure of the Seller to have good title to the issued and outstanding Company Shares, free and clear of any Security Interest, contractual restriction or covenant, option or other adverse claims (whether arising by contract or by operation of law), other than applicable federal and state securities law restrictions);

           (d) resulting from, relating to or constituting or arising out of (A) any releases of any Materials of Environmental Concern into the environment in connection with the business and operations of the Company or the Subsidiary or any predecessor business or company prior to the Closing Date or for which the Company or the Subsidiary is liable pursuant to any indemnity or otherwise; (B) the existence of any Materials of Environmental Concern at any site on which the business or operations of the Company or the Subsidiary or any predecessor business or company was conducted prior to the Closing Date or to which any such Materials of Environmental Concern migrated or were transported; (C) any release prior to the Closing Date of any Materials of Environmental Concern at any such location if such release could give rise under any Environmental Law to liability on the part of the Company or the Subsidiary or any predecessor business or company; or (D) any violation of any Environmental Law by the Company or the Subsidiary or any predecessor business or company which occurred prior to the Closing Date; provided, however, that the Buyer shall not be entitled for indemnification with respect to five percent (5%) of any Damages attributable to costs incurred by the Company or the Seller to comply with or mitigate any violation of Environmental Law for which it claims indemnification under this Section 6.1(d) until the aggregate amount of such Damages incurred for which Buyer is not entitled to indemnification as a result of the operation of this proviso equals an amount equal to $5,000 for any single claim or $75,000 in the aggregate;

           (e) relating to any legal, administrative or arbitratorial actions, suits, claims or proceedings arising from events occurring or actions taken prior to the Closing (whether asserted prior to or after the Closing), including, without limitation, any such action, suit, claim or proceeding set forth on Section 2.13 to the Disclosure Schedule;
           (f) resulting from any personal injury, property damage or other product liability claim caused by any products manufactured or sold by the Company or the Subsidiary prior to the Closing, regardless of whether such claim is made or brought prior to the Closing Date;

           (g) relating to any claims for compensation or benefits made by any former or retired employees of the Company or the Subsidiary;

           (h) relating to any claims with respect to any Company Plans or any Employee Benefit Plans of the Seller or any ERISA Affiliate or relating to the termination of any Company Plans, any Foreign Plans or any Employee Benefit Plans of the Seller or any ERISA Affiliate arising with respect to circumstances existing on or prior to the Closing Date;

           (i) subject to the provisions of Section 9.6, relating to liabilities associated with any warranty or other claims with respect to products or services manufactured or sold prior to the Closing in excess of any reserve therefor set forth on the Final Closing Balance Sheet;

           (j) relating to any liabilities associated with the handling or disposal of radioactive isotopes contained in any products manufactured or shipped prior to the Closing, but excluding any liability arising as of the result of a change in applicable law governing the handling or disposal of radioactive isotopes occurring after the Closing Date;

           (k) relating to any liabilities associated with or arising from the operations of DMC (UK) Ltd;

           (l) relating to any liabilities associated with or arising from any claim by a stockholder or former stockholder of the Company or Subsidiary, or any person seeking to assert, based upon ownership or rights of ownership of any Shares of capital stock or securities of, or equity interest in, the Company or Subsidiary, any rights under the charter or by-laws or similar organization documents of the Company or the Subsidiary;

           (m) relating to any liabilities associated with or arising from the failure to obtain any consents set forth on Section 2.4 of the Disclosure Schedule or required under any Material Contract but which are not obtained prior to the Closing;

           (n) relating to or arising out of any liabilities for refunds, return of products or any claims associated with or arising from the customer orders set forth on Schedule 6.1(n) for MIPS Systems due to the inability of MIPS Systems to meet contractual specifications as a result of (i) the design of such systems or (ii) manufacturing defects arising prior to the Closing Date; provided, however that the Seller's Damages shall be limited, at the Seller's option, to either (x) the costs incurred by the Company or the Subsidiary in satisfying the terms of such customer orders and attaining reasonable customer satisfaction (calculated in accordance with Exhibit G as if the costs incurred with respect to the MIPS Systems were costs associated with the work relating to Problem and Installation Cost Obligations (as defined in Exhibit G)) or (y) the cost of replacing such MIPS System with a replacement system offered by the Buyer acceptable to the customer calculated using Buyer's average sale price of such system; or

           (o) relating to or arising out of the agreements disclosed on Section 2.16(d) of the Disclosure Schedule.

Notwithstanding the foregoing, all liability and indemnification obligations with respect to Taxes shall be governed by Article VIII hereof rather than this
Article VI.

     6.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VI, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof:

           (a) resulting from, relating to or constituting any misrepresentation or breach of warranty of the Buyer contained in this Agreement or the certificate of the Buyer delivered at the Closing pursuant to Section 5.2(e) of this Agreement; or

           (b) resulting from, relating to or constituting failure to perform any covenant or agreement of the Buyer contained in this Agreement.

      6.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Party seeking indemnification (the "Indemnified Party") shall promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld), unless the Indemnifying Party shall not have taken control of the defense of such claim or is not permitted to control the defense of such claim under Section 6.4 of this Agreement, after notification thereof pursuant to this Section 6.3, in which case the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent.

      6.4  Defense by the Indemnifying Party

           (a) In connection with any claim for indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within 20 days after the date of the notice of the claim from the Indemnified Party pursuant to Section 6.3, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld), if (i) the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligations to indemnify the Indemnified Party with respect to all elements of such claim and (ii) the third party seeks monetary damages only.

           (b) If the Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in (but not control) such defense, with its counsel and at its own expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest). In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which does not include a complete release of the Indemnified Party from all liability with respect thereto or which imposes any liability or obligation on the Indemnified Party without the written consent of the Indemnified Party.

           (c) If the Indemnifying Party does not (or is not permitted under the terms hereof to) assume the defense of any such claim or legal proceeding, (i) the Indemnified Party may defend against such claim or legal proceeding (with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

      6.5 Survival. All representations, warranties, covenants, agreements and obligations set forth in this Agreement, the Ancillary Agreements, the Disclosure Schedule or any other certificate, instrument or document furnished in connection with this Agreement or the transactions contemplated hereby shall survive the Closing. Unless otherwise expressly provided in the applicable document, all such covenants, agreements and obligations shall survive the Closing without limitation. All such representations and warranties shall expire on the date eighteen months from the Closing Date except that:

           (a) the representations and warranties of the Seller in Sections 2.1, 2.2, 2.3, 2.5, and 2.21 and the representations and warranties of the Buyer in Sections 3.1, 3.2, 3.3, and 3.4 shall survive without limitation;

           (b) the representations and warranties of the Seller in Section 2.8 shall expire 90 days after the expiration of the applicable statute of limitations relating to the underlying claim for indemnification;

           (c) the representations and warranties of the Seller in Section 2.11 shall expire on the third anniversary of the Closing Date;

           (d) any claim based upon a breach of a representation or warranty of which the Indemnifying Party had actual knowledge at any time prior to the time at which the representation or warranty was made shall survive without limitation; and

           (e) any claim asserted in writing prior to the expiration as provided in this Section 6.5 of the representation or warranty that is the basis for such claim shall survive until finally resolved and satisfied in full.

The rights to indemnification, reimbursement or other remedy set forth in this Agreement will not be affected by any investigation conducted by a Party with respect to, or any knowledge acquired (or capable of being acquired) by a Party about, the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant or obligation.

    6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by both Parties as an adjustment to the Adjusted Purchase Price.

     6.7 Limitations The Seller will have no liability for indemnification pursuant to Section 6.1(a) until the total of all Damages specified in such
Section 6.1(a) exceeds $200,000 (the "Basket"), and then only for the amount by which such Damages exceed the Basket; provided that the Basket shall be reduced by an amount equal to the amount of any Damages for which the Buyer is not entitled to indemnification due to the operation of the proviso in Section 6.1(d). In addition, the Seller shall not be liable for indemnification pursuant to Section 6.1(a) in an aggregate amount in excess of $20,000,000. The Buyer will have no liability for indemnification pursuant to Section 6.2(a) until the total of all Damages specified in such Section 6.2(a) exceeds $200,000, and then only for the amount by which such Damages exceed $200,000. However, the preceding sentences of this Section 6.7 will not apply to any claim based upon the inaccuracy of a representation or warranty of which the Indemnifying Party had actual knowledge at any time prior to the time at which such representation or warranty was made and will not apply to any breach of the representations and warranties in Sections 2.1, 2.2, 2.3, 2.21, 3.1, 3.2, 3.3 or 3.4, and the second sentence of this Section 6.7 will not apply to any breach of the representations and warranties in Section 2.7.

     6.8 Remedies Exclusive. The remedies provided in this Article VI shall constitute the sole and exclusive remedy of the Buyer and the Seller with respect to breaches of any representation, warranty, agreement or covenant contained in this Agreement, except for remedies permitted pursuant to Section
10.13 and Article VIII. In no event will Seller have any right of contribution against the Company or the Subsidiary with respect to any matter as to which the Seller has agreed to indemnify the Buyer and the Company as provided in this
Article VI.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

           (a) the Parties may terminate this Agreement by mutual written consent;

           (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in material breach, and the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in material breach, of any representation, warranty, covenant or agreement contained in this Agreement, and such breach is not remedied within 15 days of delivery of written notice thereof;

           (c) the Buyer may terminate this Agreement by giving written notice to the Seller (which notice shall be immediately effective if given by telecopy or personally delivered) if the Closing shall not have occurred by August 4, 1998 by reason of the failure of any condition precedent under Section 5.1 hereof, provided, however, that if the Closing shall not have occurred solely due to the failure to obtain an authorization, consent or approval from a Governmental Entity, then only if the Closing shall not have occurred by September 3, 1998 (unless the failure results primarily from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement); or

           (d) the Seller may terminate this Agreement by giving written notice to the Buyer (which notice shall be immediately effective if given by telecopy or personally delivered) if the Closing shall not have occurred by August 4, 1998 by reason of the failure of any condition precedent under Section 5.2 hereof, provided, however, that if the Closing shall not have occurred solely due to the failure to obtain an authorization, consent or approval from a Governmental Entity then only if the Closing shall not have occurred by September 3, 1998 (unless the failure results primarily from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement).

      7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement that occurred prior to such termination).

                                  ARTICLE VIII

                                   TAX MATTERS

      8.1  Preparation and Filing of Tax Returns

           (a) The Seller shall cause to be prepared and timely filed all income Tax Returns of the Company or the Subsidiary attributable to any Tax period ending on or before the Closing Date.

           (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and the Subsidiary or in respect of their businesses, assets or operations.

      8.2  Tax Indemnification by the Seller

           (a) The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless, on an after-Tax basis, against (x) Damages resulting from, relating to, or constituting a breach of any representation contained in Section
2.8 hereof, (y) the failure to perform any covenant or agreement set forth in this Article VIII and (z), without duplication, the following Taxes with respect to the Company and the Subsidiary:

                (i) Any and all Taxes due and payable by the Company or the Subsidiary for any taxable period that ends (or is deemed pursuant to Section
8.4 to end) on or before the Closing Date ("Pre-Closing Periods"); and

                (ii) Any liability of such entities for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 8.4(b) to end) on or before the Closing Date.

The amounts specified in paragraphs (i) and (ii) shall be reduced (but not below zero) by the amount of any accruals for Tax liabilities on the Closing Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). For purposes of Section 8.2(a)(i), any and all transactions or events contemplated by this Agreement that occur at or prior to the Closing shall be deemed to have occurred in a Pre-Closing Period.

           (b) All claims for indemnification pursuant to this Article VIII shall be made in accordance with Section 6.3 hereof.

      8.3 Tax Indemnification by the Buyer. The Buyer shall indemnify and hold the Seller harmless, on an after-Tax basis, from and against, the following Taxes with respect to the Company and the Subsidiaries:

           (a) Any and all Taxes for any taxable period beginning (or deemed pursuant to Section 8.4(b) to begin) after the Closing Date ("Post-Closing Periods"), due or payable by the Company, its Subsidiaries or the Seller; and

           (b) Any and all Taxes due and payable by the Company or any Subsidiaries for any Pre-Closing Periods to the extent of the amount of any accruals for Tax liabilities on the Closing Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles).

      8.4 Allocation of Certain Taxes. In the case of any Tax that is attributable to a taxable period which begins before the Closing Date and ends after the Closing Date, the amount of Taxes attributable to the Pre-Closing Period and the Post-Closing Period shall be determined as follows:

           (a) The Buyer and the Seller agree that if the Company or the Subsidiary is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last day of a taxable period.

           (b) Except to the extent provided in subsection (a) of this Section 8.4, in the case of ad valorem Taxes imposed on the Company or any Subsidiary and franchise or similar Taxes imposed on the Company based on capital (including net worth or long-term debt) or number of shares of stock authorized, issued or outstanding, such Taxes shall be allocated between the Pre-Closing Period and the Post-Closing Period based upon the respective number of days in each such period.

           (c) Except to the extent provided in subsections (a) and (b) of this
Section 8.4, all other Taxes shall be allocated between the Pre-Closing Period and the Post-Closing Period based upon an interim closing of the books of the Company or the Subsidiary as of the end of the day of the Closing Date and the computation of the Tax for each resulting period as if the period were a separate taxable period; provided, however, that in no event shall the hypothetical Tax for any period be less than zero.

      8.5   Cooperation on Tax Matters

           (a) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company or the Subsidiary, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Buyer and the Company and their respective Affiliates and the Seller and its Affiliates shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

           (b) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Buyer shall, and shall cause the Company and the Subsidiary to, retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, such entities for all taxable periods ending (or deemed, pursuant to Section 8.4(c), to end) on or prior to the Closing Date to the extent the Buyer, the Company or the Subsidiary received or had possession of such records on the Closing Date.

           (c) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, the Seller (or its Affiliates) shall retain and not destroy or dispose of all Tax Returns (including supporting materials), books and records (including computer files) of, or with respect to the activities or Taxes of, the Company and the Subsidiary for all taxable periods ending (or deemed, pursuant to Section 8.4(c), to end) on or prior to the Closing Date to the extent the Seller did not deliver such records to the Buyer, the Company or the Subsidiary. Thereafter, the Seller shall not destroy or dispose of any such Tax Returns, books or records unless it first offers them to the Buyer in writing and the Buyer fails to accept such offer within sixty
(60) days of its being made.

           (d) If the Buyer, the Company or the Subsidiary (as the case may be) on the one hand, or the Seller on the other, fails to provide any information requested by the other party in the time specified herein, or if no time is specified pursuant to this Section 8.5, within a reasonable period, or otherwise fails to do any act required of it under this Section 8.5, then the party failing to so provide the information or do such act shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the party requesting the information or act and shall so indemnify the requesting party and hold such party harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure. Notwithstanding the foregoing, the party that failed to deliver the information or do the act requested, shall in no event be obligated to make any payments pursuant to this Section 8.5(d) or otherwise be liable, if such party used all reasonable commercial efforts to provide the requested information or perform the requested act.

           (e) The Buyer shall control any tax audits of the Company and/or the Subsidiary for all periods; provided, however, that Buyer shall notify Seller of any audit in which items with respect to which the Seller has indemnified Buyer pursuant this Article VIII are in issue and shall thereafter keep Seller informed on a timely basis of any material developments in the audit relating to such items. In no event shall Buyer settle any issue with a taxing authority relating to any such item without Seller's consent, provided that Seller shall first have acknowledged in writing its obligation to indemnify the Buyer with respect to any and all Damages relating to such item and an adverse resolution of such item would not have a material adverse effect on the business or operations of the Buyer, the Company or the Subsidiary.

      8.6 Termination of Tax-Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company and the Subsidiary shall be terminated prior to the Closing Date and, after the Closing Date, the Company and the Subsidiary shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

      8.7  Certain Tax Elections

           (a) Seller shall not elect, cause to be elected or participate in any election pursuant to Treasury Regulation Section 1.1502-76(b)(2) (or any comparable provisions of foreign or state law) to allocate items of income and expense of the Company and the Subsidiary between the taxable year of the Seller ending on the Closing Date and its taxable year commencing on the day after the Closing Date on a proportionate method based on the number of days contained in each such taxable year.

           (b) To the maximum extent permitted by applicable law, neither the Buyer nor any of its Affiliates will carry back to any taxable period of the Seller or any of its subsidiaries or Affiliates any loss, credit or deduction incurred or generated in, or attributable to any period commencing after the Closing Date that would affect any Tax Return or Tax of the Seller or any of its subsidiaries or Affiliates, and Buyer agrees to make or exercise, or cause to be made or exercised, any and all necessary or permitted elections (including elections pursuant to Section 172(b)(3)(C) of the Code) available under applicable law to avoid any such carryback.

           (c) Neither Seller nor any of its Affiliates shall make an election pursuant to Treasury Regulation Section 1.1502-20(g) to re-attribute all or any portion of any net operating losses of the Company or the Subsidiary to Seller.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

      9.1 Proprietary Information. From and after the Closing, the Seller shall hold in confidence, and shall cause its Affiliates to hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Company and the Subsidiary (including without limitation the financial information, Company Intellectual Property, technical information or data relating to the materials, products or components sold, or the services offered, in connection with the business operations of the Company and the Subsidiary and names of customers of the Company and the Subsidiary) (collectively, "Proprietary Information") and, for a period of five years following the Closing Date, shall not disclose or make use of, and shall cause its Affiliates not to disclose or make use of, Proprietary Information without the written consent of the Buyer; provided however, that neither the Seller nor its Affiliates shall be obligated to maintain any such Proprietary Information in confidence to the extent that:

           (a) such Proprietary Information shall have become public knowledge other than through a breach of this Agreement by the Seller or its Affiliates or agents;

           (b) the Proprietary Information or its use is disclosed by the Seller or its Affiliates under an obligation created by a court or government action; provided that the Seller or its Affiliates, as the case may be, provides prompt written notification to the Buyer of such obligation and cooperates with the Buyer to try to obtain an appropriate protective order; and provided further that disclosure solely pursuant to this Section 9.1(b) shall not release the Seller or its Affiliates from their respective obligations to maintain confidentiality of Proprietary Information;

           (c) the Proprietary Information is a trademark, service mark, tradename, logo, slogan, trade dress, published copyright, registered mask work, published promotional material or other published information which was not treated as confidential by the Seller or its Affiliates prior to the Closing Date.

      9.2 Solicitation and Hiring. For a period of three years after the Closing Date, the Seller shall not, and it shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit (other than a general solicitation not made with the intent to hire a Restricted Employee (as defined below)) or attempt to induce any Restricted Employee to terminate his employment with the Buyer or (b) except for the persons set forth on Schedule 9.2A, hire or attempt to hire any Restricted Employee. For purposes of this Agreement, a "Restricted Employee" shall mean any person who was employed by the Company or the Subsidiary at any time during the six month period ending on the Closing Date other than the persons identified in Schedule 9.2B.

      9.3  Non-Competition; Referral of Customers

           (a) For a period of three years after the Closing Date, the Seller shall not, and it shall cause its Affiliates not to, either directly or indirectly as a stockholder, investor, partner, director, officer, employee, consultant or otherwise, (i) design, develop, manufacture, market, sell, or offer anywhere in the world any material, product, component or perform any service which is competitive with any material, product, component or service developed (or under development), manufactured, marketed, sold or offered by the Company or the Subsidiary at any time during the period from January 10, 1996 to the Closing Date or (ii) engage anywhere in the world in any business competitive with the Business as conducted at any time during the period from January 10, 1996 to the Closing Date.

           (b) Anything to the contrary in Section 9.3(a) notwithstanding, the provisions of Section 9.3(a) hereof shall not be construed to prohibit or restrict in any way the Seller or any of its Affiliates from:

                (i) engaging in any design, development, manufacturing, marketing, sales, or service of any materials, products, components or performance of any service in connection with the product line described on
Schedule 9.3 hereto, or the polymer laminated aluminum business, which shall be deemed to include the provision of spare parts and maintenance services within aluminum markets and measurement and control solutions for aluminum foil and aluminum can stock that includes a polymer coating; provided, however, that such permitted business activities shall not in any event include the design, development, manufacturing, marketing, sales or service of any products, components or services relating to steel and/or steel-based markets; or

                (ii) acquiring, whether by asset acquisition, stock acquisition, statutory merger or otherwise, and thereafter operating any corporation, partnership or other entity, or portion thereof, which is engaged in part in sales which would otherwise be prohibited under Section 9.3(a) (a "Competitive Business") if both (A) the sales of the Competitive Business during the one-year period prior to such acquisition are not greater than the lesser of (I) ten percent (10%) of the total revenues of the acquired corporation, partnership or other entity, or (II) $5,000,000 and (B) the fair market value of the assets of the Competitive Business are not greater than ten percent (10%) of the fair market value of the total assets of the acquired corporation, partnership or other entity; provided that Seller shall within six months following the acquisition thereof cause the portion of such corporation, partnership or other entity that constitutes a Competitive Business to be sold, transferred or otherwise disposed of in a manner such that the Competitive Business or any entity owning the Competitive Business will not constitute an Affiliate of the Seller; provided further, that the Competitive Business and its Affiliates after such disposition shall continue to be bound by the provisions of Section 9.1 hereof.

      (c) The Parties acknowledge and agree that the restrictions of this
Section 9.3 shall not apply to any person or entity which ceases to be an Affiliate of the Seller as a result of a sale, spin-off or other divestiture by the Seller or any Affiliate of the stock of such person or entity or all or substantially all of the assets of such person; provided that such person or entity and its Affiliates after such divestiture shall continue to be bound by the provisions of Section 9.1 hereof.

      (d) The Seller, for itself and on behalf of its Affiliates, agrees that the duration and geographic scope of the non-competition provision set forth in this Section 9.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state or province of each and every country.

      (e) The Seller shall, and shall cause its Affiliates to, refer all inquiries regarding the Business and its products and services to the Company.

      9.4  Access to Information; Record Retention; Cooperation

            (a) Access to Information. Following the Closing, each Party shall afford to the other Party and to the other Party's Affiliates, authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours to all records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party or its Affiliates, relating to the Company or the Subsidiary or their respective businesses or operations prior to the Closing, insofar as such access is reasonably required by the other Party. Information may be requested under this Section 9.4(a) for without limitation, financial reporting and accounting matters, including for purposes of preparing financial statements and the Closing Balance Sheet, resolving any differences between the Parties with respect to the Closing Balance Sheet, the preparation of securities law or exchange filings, prosecution, defense or settlement of litigation and any insurance claims, performance of this Agreement and the transactions contemplated hereby and all other proper business purposes.

            (b) Access to Personnel. Following the Closing, each Party shall use reasonable efforts to make available to the other Party, upon written request, such Party's and its Affiliates' officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Company or the Subsidiary or their respective businesses or operations prior to the Closing or for any other matter referred to in Section 9.4(a).

            (c) Retention of Records. Except as otherwise required by law or agreed to in writing by the Parties, each Party shall (and shall cause its Affiliates to) preserve all Information in its possession pertaining to the Company and the Subsidiary and their respective businesses and operations prior to the Closing until December 31, 2005. Notwithstanding the foregoing, in lieu of retaining any specific Information, either Party may offer in writing to the other Party to deliver such Information to the other Party and, if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

           (d) Without limiting the generality of the provisions of paragraph
(a) above, the Seller shall make available to the Buyer such financial information and reasonable assistance with respect to the Business, including without limitation providing to the Buyer and its authorized representatives reasonable access to the workpapers of the Seller's accountants relating to the operations of the Company and the Subsidiary prior to the Closing Date, as is reasonably necessary for the Buyer or its Affiliates to prepare on a timely basis the financial statements required by Item 2 of Form 8-K under the Exchange Act, or in a filing required under the Securities Act, with respect to the transactions contemplated by this Agreement, which shall include audited financial statements prepared in accordance with U.S. GAAP for the fiscal year ended December 31, 1997 and unaudited financial statements prepared in accordance with U.S. GAAP for any requisite interim fiscal periods.

      9.5 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement or the Ancillary Agreements).

      9.6  Post-Closing Warranty Claims and Installation Costs

           (a) The Buyer shall cause the Company and the Subsidiary to perform warranty work in connection with the satisfaction of all warranty obligations with respect to products manufactured or sold prior to the Closing. In consideration of the performance of such warranty work, the Seller shall pay the Company or the Subsidiary, as the case may be, those amounts described in, and in accordance with the terms and conditions of, the Warranty and Installation Reimbursement Obligations attached hereto as Exhibit G.

           (b) The Buyer shall cause the Company or the Subsidiary to provide all installation services relating to products shipped by the Company prior to the Closing Date, but which require installation services to be performed after the Closing Date. In consideration of the provision of such installation services, the Seller pay the Company or the Subsidiary, as the case may be, those amounts described in, and in accordance with the terms and conditions of, the Warranty and Installation Reimbursement Obligations attached hereto as Exhibit G.

      9.7 Welfare Benefit Plans. The Seller shall be solely responsible for the satisfaction of all claims under any Seller-sponsored employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) applicable to employees of the Company or the Subsidiary that are based on occurrences or benefits accrued on or prior to the Closing Date. As soon as reasonably practicable but in any event promptly after the Closing Date, the Buyer shall cover each employee of the Company or the Subsidiary on the Closing Date under welfare benefit plans and similar plans that the Buyer provides to other similarly situated employees of the Buyer, and if the Buyer does not provide such coverage on the Closing Date and the employees of the Company or the Subsidiary on or after the Closing Date elect health continuation coverage under Section 4980B of the Internal Revenue Code and Section 601 through 607 of ERISA ("COBRA"), the Buyer shall reimburse each such employee for the excess of the applicable COBRA premium over the premium, if any, currently payable by the employee until such time as the Buyer provides coverage under its plans. The Buyer agrees to recognize employment service and earnings with the Seller or any Affiliate for purposes of the Buyer's severance pay and other welfare benefit plans. No pre-existing conditions limitations will be applied to such employees under such plans. The Buyer agrees to be solely responsible for health care continuation coverage under COBRA for all employees who terminate employment with the Company or the Subsidiary on or after the Closing Date.

      9.8 WARN Act. The Buyer shall comply with all applicable provisions of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar state or local law with respect to the Company and the Subsidiary after the Closing Date. The Seller shall have no obligation or responsibility to comply with any such provisions after the Closing Date, and the Buyer shall hold the Seller harmless with respect to any claims incurred or arising under the WARN Act or similar state, local or foreign laws arising out of any actions taken by the Buyer, the Company or the Subsidiary after the Closing Date with respect to employees of the Company or the Subsidiary.

      9.9  Accounts Receivable

           (a) From and after the Closing Date until the expiration of the Collection Period (as defined below), the Buyer shall cause the Company to use commercially reasonable efforts consistent with past practices to collect the accounts receivable and customer retentions of the Company and the Subsidiary. Any payments received by the Company or the Subsidiary, as the case may be, made by or on behalf of an account debtor shall be applied against such debtor's account on an oldest-balance-first basis before any payments made by or on behalf of such account debtor shall be applied against any item of account or indebtedness or other obligation owed by such account debtor to the Company or the Subsidiary, as the case may be, unless other payment directions are received from an account debtor, in which case the account debtor's instructions shall be followed. If the Seller receives any payment with respect to an account receivable of the Company or Subsidiary, the Seller shall immediately transmit to the Buyer such payment in the form received together with any documents or materials received with such payment.

           (b) The Seller shall purchase from the Buyer all accounts receivable remaining uncollected 120 days after the Closing Date for an amount equal to (i) the face amount of such uncollected accounts receivable less (ii) the amount of the reserve for bad debts set forth on the Final Closing Balance Sheet, but if such amount is less than $0 no payment shall be due from the Seller to the Buyer and instead the Buyer shall pay the Seller an amount equal to the amount by which clause (ii) above exceeds clause (i) above. The Seller or the Buyer, as the case may be, shall make such payment by wire transfer of immediately available funds not later than ten days after delivery of the Buyer's written confirmation requesting such purchase.

           (c) The Seller shall purchase from the Buyer all customer retentions remaining uncollected on the earlier of (i) 120 days after the installation and acceptance of all products corresponding to such retentions or (ii) 180 days after the Closing Date. The Seller shall pay the Buyer an amount equal to (x) the face amount of such customer retentions less (y) any reserve therefor set forth on the Final Closing Balance Sheet, but if such amount is less than $0 no payment shall be due from the Seller to the Buyer and instead the Buyer shall pay the Seller an amount equal to the amount by which clause (y) above exceeds clause (x) above. The Seller or the Buyer, as the case may be, shall make such payment by wire transfer of immediately available funds not later than ten days after delivery of the Buyer's written confirmation requesting such repurchase.

           (d) The Buyer shall cause the Company, as agent for the Seller, to continue to use commercially reasonable efforts consistent with past practices to collect the accounts receivable and customer retentions repurchased by the Seller for 180 days after such repurchase (the "Collection Period"). If the Company or the Subsidiary, as the case may be, receives any payment at any time with respect to any account receivable theretofore repurchased by the Seller, the Company or Subsidiary, as the case may be, shall transmit to the Seller such payment in the form received together with any documents or materials received with such payment within ten (10) days of such receipt. Seller shall make no solicitation of payment of such accounts receivable and shall not initiate litigation or similar action with respect to such accounts receivable during the Collection Period. After the expiration of the Collection Period, Buyer shall no longer have any obligation to collect such accounts receivable and customer retentions and Seller shall have the right to use any commercially reasonable efforts it deems appropriate to collect any and all such accounts receivable and customer retentions.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Press Releases and Announcements. Prior to the Closing Date, neither Party shall issue (and each party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by law, regulation or exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or other disclosure prior to its publication).

     10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

      10.3 Action to be Taken by Affiliates. Each of the Parties shall cause its Affiliates to comply with any of the obligations specified in this Agreement to be performed by such Affiliates.
Prior to the Closing, the Company and the Subsidiary will be deemed to be Affiliates of the Seller and not of the Buyer. Following the Closing, the Company and the Subsidiary will be deemed to be Affiliates of the Buyer and not of the Seller.

      10.4 Entire Agreement. This Agreement (including the documents referred to herein) and the Ancillary Agreements constitute the entire agreement between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other.
This Agreement supersedes any prior understandings, agreements, or representations by or between the Buyer and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other, whether written or oral, with respect to the subject matter hereof, including the letter agreement between the Seller and the Buyer dated March 9, 1998, as amended by Amendment No. 1 to the Letter of Intent dated March 26, 1998, Amendment No. 2 to the Letter of Intent dated April 20, 1998, Amendment No. 3 to the Letter of Intent dated April 30, 1998 and Amendment No. 4 to the Letter of Intent dated May 5, 1998.

      10.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign its rights, interests and obligations hereunder to an Affiliate of Buyer.

      10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      10.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.8 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered one business day after it is sent by (i) a reputable courier service guaranteeing delivery within one business day or (ii) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

           If to the Seller:                   Honeywell-Measurex
                                               Corporation
                                               One Results Way
                                               Cupertino, CA 95014
                                               Attention: President
                                               Telephone: (408) 255-1500
                                               Telecopy: (408) 864-7570

           If to the Buyer:                    Metrika Systems Corporation
                                               5788 Pacific Center Boulevard
                                               San Diego, CA 92121
                                               Attention: President
                                               Telephone: (619) 450-9649
                                               Telecopy: (619) 452-2487

           Copy to:                            Thermo Electron Corporation
                                               81 Wyman Street
                                               Waltham, MA  02254
                                               Attention:      General Counsel
                                               Telephone: (781) 622-1000
                                               Telecopy:  (781) 622-1207



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           Copy to:                            Hale and Dorr LLP
                                               60 State Street
                                               Boston, MA 02109
                                               Attention: David E. Redlick,Esq.
                                               Telephone: (617) 526-6000
                                               Telecopy: (617) 526-5000

Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

     10.10 Amendments and Waivers . The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



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     10.11 Severablity . Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      10.12 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      10.13 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

      10.14     Dispute Resolution

            (a) General. In the event that any dispute should arise between the Buyer and the Seller with respect to any matter covered by this Agreement or the interpretation of this Agreement (other than the calculation of the Adjusted Stockholder's Equity, which shall be settled in accordance with Section 1.4), the Buyer and the Seller shall resolve such dispute in accordance with the procedures set forth in this Section 10.14.

            (b)  Arbitration.

                (i) Either the Buyer or the Seller may submit any matter referred to in 10.14(a) to arbitration by notifying the other party hereto, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyer and the Seller shall designate in writing a single arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the Cleveland, Ohio, office of the American Arbitration Association. The arbitrator so designated shall not be an Affiliate, employee, consultant, officer, director or stockholder of the Seller, the Company, the Subsidiary or the Buyer.

                (ii) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyer and the Seller shall meet, at which time the Buyer and the Seller shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.



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                (iii) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to
Section 10.14(b)(ii), to discuss each of the issues identified by the Buyer and the Seller. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that the Federal Rules of Evidence shall govern the admissibility of evidence.

                (iv) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in 10.14(b)(iii). In the absence of fraud, the determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties.

                (v) Any attorneys' fees of the parties in any arbitration shall be borne by the parties as determined by the arbitrator, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                (vi) Any arbitration pursuant to this Section 10.14 shall be conducted in Cleveland, Ohio. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and shall be final and binding upon the parties.

                (vii) Notwithstanding the foregoing, nothing in this Section
10.14 shall be construed as limiting in any way the right of a party to seek injunctive relief with respect to any actual or threatened breach of this Agreement from a court of competent jurisdiction.

      10.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


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       10.16 Incorporation of Exhibits, Schedules and Attach. The Exhibits,
Schedules and Attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

      10.17 Facsimile Signature. This Agreement may be executed by facsimile signature.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                               METRIKA SYSTEMS CORPORATION

                               By: /s/  Ernesto A. Corte
                               Name: Ernesto A. Corte
                               Title: President and CEO


                               HONEYWELL-MEASUREX CORPORATION

                               By: /s/ Markos I. Tambakeras
                               Name: Markos I. Tambakeras
                               Title: President, Honeywell
                               Industrial Controls